UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2020

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2481 Manana Drive Dallas, Texas	75220
(Address of principal executive offices)	(zip code)

(214) 357-9588

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLAY	NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	PLAY	NASDAQ Stock Market LLC

Item 8.01 Other Events.

As previously reported, Dave & Buster’s Entertainment Inc. (the “Company”), entered into an underwriting agreement, dated as of May 4, 2020 (the “Underwriting Agreement”), with Jefferies LLC, as underwriter (“Jefferies”), pursuant to which the Company agreed to sell to Jefferies 9,578,545 shares of its common stock (“Common Stock”) in connection with its previously announced offering (the “Offering”), at a price of $10.44 per share. The Underwriting Agreement granted Jefferies an over-allotment option (the “Over-Allotment Option”) for a period of 30 days to purchase up to an additional 1,436,781 shares of Common Stock.

On May 18, 2020, Jefferies exercised the Over-Allotment Option in part to purchase 1,014,871 shares of Common Stock at $10.44 per share (the “Over-Allotment Exercise”). The Company will have received gross proceeds of approximately $110.6 million for the Offering to date, including approximately $10.6 million from the Over-Allotment Exercise, prior to deducting offering expenses payable by the Company. Completion of the Over-Allotment Exercise is expected to occur on May 20, 2020, subject to customary closing conditions.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-237664), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 14, 2020. The Offering was described in the Company’s prospectus dated April 14, 2020, as supplemented by a preliminary prospectus supplement filed with the SEC on May 4, 2020 and a final prospectus supplement filed with the SEC on May 6, 2020 (as updated on May 18, 2020, to reflect the revised Calculation of Registration fee table).

Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company, has issued a legality opinion relating to the validity of the shares offered pursuant to the Underwriting Agreement under the Over-Allotment Option. A copy of such legality opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares nor shall there be any offer, solicitation or sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
	23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).
	99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2020

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:	/s/ Robert W. Edmund
Robert W. Edmund
Senior Vice President, General Counsel and Secretary